SECURITY AGREEMENT

This Security Agreement (as amended, modified or otherwise supplemented from time to time, this "**Security Agreement**"), dated as of August 3, 2009, is executed by Private Access, Inc., a California corporation (together with its successors and assigns, "**Company**"), in favor of **VirtualHealth Technologies, Inc.** and its successors (in such capacity, the "**Collateral Agent**") on behalf of Pfizer Inc., a Delaware corporation (together with any successors and permitted assigns, "**Pfizer**"), and the individuals and entities listed on Exhibit A attached hereto (together with any successors and permitted assigns, the "**Prior Investors**," and together with Pfizer, the "**Investors**").

RECITALS

A. Company and the Prior Investors entered into a Notes Purchase Agreement, dated as of January 15, 2009 (the "**Prior Purchase Agreement**"), pursuant to which Company issued senior secured convertible promissory notes (as amended, modified or otherwise supplemented from time to time, the "**Prior Notes**") to the Prior Investors.

B. In connection with the Prior Purchase Agreement and the Prior Notes, Collateral Agent and Company previously entered into a Security Agreement dated as of January 15, 2009 (the "**Prior Security Agreement**").

C. Company and Pfizer entered into a Notes Purchase Agreement, dated as of the date hereof (the "**Purchase Agreement**"), pursuant to which Company intends to sell and issue senior secured convertible promissory notes (as amended, modified or otherwise supplemented from time to time, the "**New Notes**" and together with the Prior Notes, the "**Notes**") to Pfizer.

D. In order to induce Pfizer to extend the credit evidenced by the New Notes, Company, Collateral Agent (as defined in the Prior Security Agreement) and the Prior Investors have agreed to release the Liens created pursuant to the Prior Security Agreement and enter into this Security Agreement, pursuant to which Company shall grant Collateral Agent, for the benefit of the Investors, the security interest in the Collateral (as defined below) upon the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Company hereby agrees with Collateral Agent and the Investors as follows:

1. Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

"**Collateral**" has the meaning given to that term in Section 2 hereof.

"**Obligations**" means all loans, advances, debts, liabilities and obligations, howsoever arising, owed by Company to Collateral Agent and the Investors of every kind and

description (whether or not evidenced by any note or instrument and whether or not for the payment of money), now existing or hereafter arising under or pursuant to the terms of the Notes and the other Transaction Documents, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

"**Perfection Certificate**" means the certificate of Robert H. Shelton, dated as of the date hereof, attached hereto as Exhibit B.

"**Permitted Liens**" means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts and performance and return of money bonds, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consensual arrangements; (d) Liens granted hereunder in favor of Collateral Agent; (e) Liens upon any equipment acquired or held by Company to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto, in an aggregate amount not to exceed $500,000 at any given time; (f) Liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under the Prior Notes or the New Notes; (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods; (h) Liens on Deposit Accounts (as defined in the UCC) which constitute rights of setoff for customary fees with respect to such account, whether arising by law or by contract; (i) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; and (j) subleases granted in the ordinary course of the Company's business and Ordinary Course Licenses (as defined in the definition of "Transfer" in the Purchase Agreement).

"**Prior UCC Statement**" means any UCC-1 statements, as amended from time to time, filed pursuant to the Prior Security Agreement.

"**Required Investors**" means, as of the date of determination thereof, Investors holding in the aggregate at least a majority in interest of the then aggregate unpaid principal amount of the Notes.

"**Transaction Documents**" means this Security Agreement, the Prior Purchase Agreement, the Purchase Agreement and the Notes.

"**UCC**" means the Uniform Commercial Code as in effect in the State of California from time to time.

All capitalized terms not otherwise defined herein shall have the respective meanings given in the Notes. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Grant of Security Interest. As security for payment or performance, as the case may be, in full the Obligations, Company hereby pledges to Collateral Agent, its successors and assigns, for the ratable benefit of the Investors, and hereby grants to Collateral Agent, its successors and assigns, for the ratable benefit of the Investors, a security interest of first priority in all right, title and interests of Company in, to and under the property described in Attachment 1 hereto, whether now existing or hereafter from time to time acquired (collectively, the "**Collateral**"). Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term "Collateral" shall not include (i) any equipment subject to a Purchase Money Security Interest (as defined in the UCC) in favor of a third party if and to the extent the transfer of such equipment would cause a default under any financing secured by such Purchase Money Security Interest; and (ii) any trademark applications filed in the United States Patent and Trademark Office on the basis of Company's 'intent-to-use" such trademark, if and to the extent that such grant would cause such trademark application to be unenforceable or invalid.

3. General Representations and Warranties. Company represents and warrants to Collateral Agent and the Investors that (a) Company is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time Company acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens existing prior to the date hereof; (b) after the filing of all financing statements listed on Schedule 3 hereto, Collateral Agent has (or in the case of after-acquired Collateral, at the time Company acquires rights therein, will have) a perfected security interest in the Collateral, to the extent that a security interest in the Collateral can be perfected by such a filing, except for Permitted Liens existing prior to the date hereof, and such security interest will be prior to all other Liens except for Liens of the type described in (a), (b), (c), (e), (g), (h) and (i) of the definition of Permitted Liens; (c) all Inventory has been (or, in the case of hereafter produced Inventory, will be) produced in compliance with applicable laws, including the Fair Labor Standards Act; (d) all accounts receivable, promissory notes and payment intangibles are genuine and enforceable against the party obligated to pay the same; (e) the originals of all documents evidencing all accounts receivable and payment intangibles of Company and the only original books of account and records of Company relating thereto are, and will continue to be, kept at the address of the Company set forth in Section 8 of this Security Agreement; and (f) all of the representations and warranties contained in the Perfection Certificate are true and correct as of the date hereof.

4. Covenants Relating to Collateral.

(a) Company hereby agrees (a) to perform all acts that may be necessary or reasonably requested by Collateral Agent to maintain, preserve, protect and perfect the Collateral, the Lien granted to Collateral Agent hereunder and the perfection and priority of such

Lien, subject to Permitted Liens; (b) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation of any policy of insurance covering the Collateral; (c) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral; (d) without 30 days' written notice to Collateral Agent and delivery to Collateral Agent of any endorsements, assignments, financing statements and other writings deemed necessary, advisable or prudent by Collateral Agent, in its reasonable discretion, to perfect, maintain and protect its Lien hereunder and the priority thereof (i) not to change Company's name or place of business (or, if Company has more than one place of business, its chief executive office), or the office in which Company's records relating to accounts receivable and payment intangibles are kept and (ii) not to change Company's state of incorporation; (e) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary, advisable or prudent by Collateral Agent, in its reasonable discretion, to perfect, maintain and protect its Lien hereunder and the priority thereof and to deliver promptly upon the request of Collateral Agent all originals of Collateral consisting of instruments; (f) upon the request of Collateral Agent, Company shall cause the financial institution maintaining any Securities Account, Deposit Account or Commodities Account (each, as defined in the UCC) to enter into an agreement, in a form reasonably satisfactory to Collateral Agent, sufficient to give Control (as defined in the UCC) over such account; (g) upon request of the Collateral Agent, Company will deliver to the Collateral Agent all Collateral consisting of Instruments and Securities (each, as defined in the UCC) and (h) Company shall not sell, assign, transfer or otherwise dispose of (by operation of law or otherwise) any Collateral subject to the Right of First Offer (as defined in the Purchase Agreement) other than in accordance with the terms and conditions of the Right of First Offer.

(b) Company will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral. Company will mark its books and records pertaining to the Collateral to evidence this Security Agreement and the security interests granted hereby. Company shall turn over all books and records pertaining to the Collateral to Collateral Agent or to its representatives for inspection during normal business hours at the request of Collateral Agent.

(c) Company will not create, assume or knowingly permit to exist, will use commercially reasonable efforts to defend the Collateral against, and will take such other commercially reasonable action as is necessary to remove, any Lien on or to the Collateral, except for Permitted Liens. Collateral Agent will at all times have a perfected security interest in all Collateral, which security interest shall at all times be prior to any other Liens with respect to the Collateral other than Liens of the type described in (a), (b), (c), (e), (g), (h) and (i) of the definition of Permitted Liens.

(d) Company will provide Collateral Agent with at least ten (10) days notice prior to the creation of any Deposit Account, Securities Account or Commodities Account (each, as defined in the UCC).

(e) Prior to or on the Closing Date (as defined in the Purchase Agreement), Company agrees to execute and deliver, at its own expense, to Collateral Agent for filing with the U.S. Patent and Trademark Office and Copyright Office, as applicable, collateral assignment

agreements reasonably acceptable to Collateral Agent, for each patent and patent application, trademark registration and application, and copyright registration and application owned by the Company as of the date hereof. In addition, if Company acquires any patent, copyright or trademark registrations or applications or files or effects any patent, trademark or copyright registrations or applications, whether within the United States or any other country or jurisdiction, at any time following the date hereof, Company agrees within five (5) Business Days after such acquisition, registration or application, as applicable, to provide Collateral Agent with written notice of such acquisition, registration or application, and an executed collateral assignment agreement (or amendment thereto) reasonably acceptable to Collateral Agent suitable for being filed with the United States Patent and Trademark Office, United States Copyright Office and/or any foreign patent agency, as applicable, with respect to each such subsequent acquisition, registration or application.

(f) With respect to Intellectual Property, Company agrees: (i) not do any act or omit to do any act whereby any of Intellectual Property owned or used by Company may lapse, or become abandoned, dedicated to the public, invalid or unenforceable, or the security interest granted herein would be adversely affected, unless Company determines in its reasonable business judgment that it is in its business interest to allow such Intellectual Property to lapse, become abandoned, dedicated to the public, invalid or unenforceable; (ii) to maintain the level of the quality of products sold and services rendered under any trademarks owned or used by Company at a level substantially consistent with the quality of such products and services as of the date hereof, and take all reasonable steps necessary to control the quality of goods and services offered by its trademark licensees, if any; (iii) to promptly notify Collateral Agent if it knows that any item of the Intellectual Property that is material to the business of Company may become (1) abandoned or dedicated to the public or placed in the public domain, (2) invalid or unenforceable, or (3) subject to any adverse determination in any action or proceeding in any Intellectual Property registry or any court; (iv) to take all reasonable steps in any applicable Intellectual Property registry to pursue any Intellectual Property applications and maintain any Intellectual Property registrations owned by Company, unless Company determines in its reasonable business judgment that it is in its business interest not to do so; (v) in the event that any material (individually or in the aggregate) Intellectual Property owned by or exclusively licensed to Company is infringed, diluted, misappropriated, or otherwise violated by a third party, to promptly take all reasonable actions to stop the same and enforce its rights in such Intellectual Property, including, but not limited to, the initiation of a suit for injunctive relief and to recover damages; (vi) to promptly upon the reasonable request of Collateral Agent, execute and deliver to Collateral Agent any document or instrument required to acknowledge, confirm, register, record, or perfect the security interest in any Intellectual Property included in the Collateral; (vii) to take all steps reasonably necessary to protect the confidentiality and integrity of its confidential information and information systems material to its business, including all personal information stored by Company, and ensure that all such information is used only as permitted by all federal and state statutes, rules and regulations applicable to Company, applicable contracts and applicable privacy policies and other obligations with respect to personal information; (viii) to use statutory notices of registration in connection with its use of registered trademarks, proper marking practices in connection with the use of patents, appropriate notice of copyright in connection with the publication of copyrighted materials, and legends or markings applicable to other Intellectual Property; and (ix) to not use, modify or distribute any open source, open innovation or other public or copyleft (collectively, "Open

Source") Intellectual Property in any manner that would make any material (individually or in the aggregate) Intellectual Property subject to Open Source terms and conditions, unless the Company determines in its reasonable business judgment that it is in its business interest to do so with respect to software development kits.

(g) Company hereby covenants that all Collateral consisting of Intellectual Property that is material, individually or in the aggregate, to Company, as well as Company's rights, title and interest therein, will not be impaired (such as, but not limited to, through any determination or admission of the invalidity or unenforceability of any Intellectual Property rights, or the termination or unenforceability of any license rights) in any manner that is material, individually or in the aggregate, to Company.

5. Authorized Action by Collateral Agent.

(a) Company hereby irrevocably appoints Collateral Agent as its attorney-in-fact (which appointment is coupled with an interest) and agrees that Collateral Agent may perform (but Collateral Agent shall not be obligated to and shall incur no liability to Company or any third party for failure so to do) any act which Company is obligated by this Security Agreement to perform, and to exercise such rights and powers as Company might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of Company relating to the Collateral; and (f) file UCC financing statements (including amendments thereto) and execute other documents, instruments and agreements required hereunder; provided, however, that Collateral Agent shall not exercise any such powers granted pursuant to subsections (a) through (e) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default. Company agrees to reimburse Collateral Agent upon demand for any reasonable costs and expenses, including attorneys' fees, Collateral Agent may incur while acting as Company's attorney-in-fact hereunder, all of which costs and expenses are included in the Obligations. It is further agreed and understood between the parties hereto that such care as Collateral Agent gives to the safekeeping of its own property of like kind shall constitute reasonable care of the Collateral when in Collateral Agent's possession; provided, however, that Collateral Agent shall not be required to make any presentment, demand or protest, or give any notice and need not take any action to preserve any rights against any prior party or any other person in connection with the Obligations or with respect to the Collateral.

(b) Company hereby authorizes the filing of any financing statements or continuation statements, and amendments to financing statements, in any jurisdictions and with any filing office deemed necessary, advisable or prudent, in the sole discretion of Collateral Agent, to perfect, maintain and protect its Lien hereunder and the priority thereof. Such financing statements may describe the collateral in the same manner as described hereunder or may contain an indication or description of collateral that describes such property in any other

manner as Collateral Agent may determine, in its sole discretion, is necessary, advisable or prudent, in the sole discretion of Collateral Agent, to perfect, maintain and protect its Lien hereunder and the priority thereof, including, without limitation, describing such property as "all assets" or "all personal property," and "whether now owned or at any time hereafter acquired" or "now has or at any time in the future may acquire any right, title or interest".

6. Default and Remedies.

(a) Default. Company shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default.

(b) Remedies. Upon the occurrence and during the continuance of any such Event of Default, Collateral Agent shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to: (a) require Company to assemble the Collateral and make it available to Collateral Agent and the Investors at a place to be designated by Collateral Agent and the Investors; and (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent Collateral Agent and the Investors deem appropriate. Company hereby agrees that ten (10) days' notice of any intended sale or disposition of any Collateral is reasonable. In furtherance of Collateral Agent's rights hereunder, Company hereby grants to Collateral Agent an irrevocable, non-exclusive license, exercisable without royalty or other payment by Collateral Agent, and only in connection with the exercise of remedies hereunder, to use, license or sublicense any Intellectual Property in which Company now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.

(c) Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by Collateral Agent at the time of, or received by Collateral Agent after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by Collateral Agent;

(ii) Second, to the payment to each Investor of the amount then owing or unpaid on such Investor's Note, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid upon such Note, then its Pro Rata Share of the amount remaining to be distributed (to be applied first to accrued interest and second to outstanding principal);

(iii) Third, to the payment of other amounts then payable to each Investor under any of the Transaction Documents, and in case such proceeds shall be insufficient to pay in full the whole amount so due, owing or unpaid under

such Transaction Documents, then its Pro Rata Share of the amount remaining to be distributed; and

(iv) Fourth, to the payment of the surplus, if any, to Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

For purposes of this Security Agreement, the term "**Pro Rata Share**" shall mean, when calculating a Investor's portion of any distribution or amount, that distribution or amount (expressed as a percentage) equal to a fraction (i) the numerator of which is the aggregate outstanding principal amount of the Note(s) then-held by such Investor and (ii) the denominator of which is the aggregate outstanding principal amount of all Notes then-outstanding. In the event that an Investor receives payments or distributions in excess of its Pro Rata Share, then such Investor shall hold in trust all such excess payments or distributions for the benefit of the other Investors and shall pay such amounts held in trust to such other Investors upon demand by such Investors. For the avoidance of doubt, any additional Prior Notes acquired by Collateral Agent pursuant to Section 7 of the Prior Purchase Agreement shall be included in the calculation of Collateral Agent's Pro Rata Share.

7. Collateral Agent.

(a) Appointment. The Investors hereby appoint VirtualHealth Technologies, Inc. as collateral agent for the Investors under this Security Agreement (in such capacity, the "**Collateral Agent**") to serve from the date hereof until the termination of the Security Agreement.

(b) Powers and Duties of Collateral Agent, Indemnity by Investors.

(i) Each Investor hereby irrevocably authorizes Collateral Agent to take such action and to exercise such powers hereunder as requested in writing by the Required Investors, together with such powers as are reasonably incidental thereto. Collateral Agent may not agree to any amendment or waiver of this Security Agreement or any provision contained herein which (i) amends the provisions of this Section 7(b)(i), (ii) terminates or materially modifies the Lien granted pursuant to this Security Agreement, (iii) releases all or substantially all of the Collateral or (iv) require distribution of proceeds from any Collateral in any manner other than to the Investors in accordance with each Investor's Pro Rata Share without the consent of Investors holding in the aggregate at least 75% in interest of the then aggregate unpaid principal amount of the Notes. Collateral Agent may execute any of its duties hereunder by or through agents or employees and shall be entitled to request and act in reliance upon the advise of counsel concerning all matters pertaining to its duties hereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance therewith.

(ii) The Collateral Agent shall give prompt written notice to each Investor of any Event of Default with respect to which the Collateral Agent has actual knowledge. The Collateral Agent shall promptly provide each Investor with a copy of any notice or other communication received by it from the Company or any other party in connection with the Transaction Documents or the transactions contemplated thereby.

(iii) Neither Collateral Agent nor any of its directors, officers or employees shall be liable or responsible to any Investor or to Company for any action taken or omitted to be taken by Collateral Agent or any other such person hereunder or under any related agreement, instrument or document, except in the case of gross negligence or willful misconduct on the part of Collateral Agent, nor shall Collateral Agent or any of its directors, officers or employees be liable or responsible for (i) the validity, effectiveness, sufficiency, enforceability or enforcement of the Notes, this Security Agreement or any instrument or document delivered hereunder or relating hereto; (ii) the title of Company to any of the Collateral or the freedom of any of the Collateral from any prior or other liens or security interests; (iii) the determination, verification or enforcement of Company's compliance with any of the terms and conditions of this Security Agreement; (iv) the failure by Company to deliver any instrument or document required to be delivered pursuant to the terms hereof; or (v) the receipt, disbursement, waiver, extension or other handling of payments or proceeds made or received with respect to the collateral, the servicing of the Collateral or the enforcement or the collection of any amounts owing with respect to the Collateral.

(iv) In the case of this Security Agreement and the transactions contemplated hereby and any related document relating to any of the Collateral, each of the Investors agrees to pay to Collateral Agent, on demand, its Pro Rata Share of all fees and all expenses incurred in connection with the operation and enforcement of this Security Agreement, the Notes or any related agreement to the extent that such fees or expenses have not been paid by Company. In the case of this Security Agreement and each instrument and document relating to any of the Collateral, each of the Investors and the Company hereby agrees to hold Collateral Agent harmless, and to indemnify Collateral Agent from and against any and all loss, damage, expense or liability which may be incurred by Collateral Agent under this Security Agreement and the transactions contemplated hereby and any related agreement or other instrument or document, as the case may be, unless such liability shall be caused by the willful misconduct or gross negligence of Collateral Agent.

(c) The provisions of this Section 7 are solely for the benefit of Collateral Agent and the Investors, and may not be enforced in any manner by Company.

8. Miscellaneous.

(a) Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Company or Collateral Agent under this Security Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

Collateral Agent: VirtualHealth Technologies, Inc.
777 Main Street, Suite 3100

Forth Worth, Texas 76012
Attention: Chief Executive Officer
Facsimile: (817) 820-7081

with a copy to: Richard F. Dahlson, Esq.
Jackson Walker L.L.P.
901 Main Street, Suite 6000
Dallas, Texas 75202
Facsimile: (214) 953-6187

Company: Private Access, Inc.
5251 California Avenue, Suite 200
Irvine, California 92617
Attention: President
Facsimile: (949) 502-7891

with a copy to: Yoichiro Taku
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, California 94304
Facsimile: (650) 493-6811

(b) Termination of Security Interest.

(i) Upon (i) the payment in full of all Obligations or (ii) the conversion of all of the Notes into shares pursuant to Section 4 of the Notes, the security interest granted herein shall terminate and all rights to the Collateral shall revert to Company. Upon such termination Collateral Agent hereby authorizes Company to file any UCC termination statements necessary to effect such termination and Collateral Agent will execute and deliver to Company any additional documents or instruments as Company shall reasonably request to evidence such termination.

(ii) The Collateral Agent (as defined in the Prior Security Agreement) hereby release any Liens created pursuant to the Prior Security Agreement and authorize Pfizer to file any release or termination of the Prior UCC Statements that, in its sole discretion, Pfizer deems advisable.

(iii) With respect to any Collateral of the type described in (e) of the definition of Permitted Liens, the security interest granted herein shall automatically terminate and all rights to the Collateral shall revert to Company.

(c) Nonwaiver. No failure or delay on Collateral Agent's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(d) Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by Company and Collateral Agent. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given. Notwithstanding the foregoing, any investor who participates in an Additional Closing under the Purchase Agreement or Prior Purchase Agreement (as defined in the Prior Purchase Agreement) shall, upon execution and delivery of the relevant signature pages, become a party to, and be bound by, this Security Agreement as an "Investor" without the need for an amendment to this Security Agreement.

(e) Assignments. This Security Agreement shall be binding upon and inure to the benefit of Collateral Agent and Company and their respective successors and assigns; provided, however, that Company may not sell, assign or delegate rights and obligations hereunder without the prior written consent of Collateral Agent.

(f) Cumulative Rights, Etc. All rights, powers and remedies existing under this Security Agreement shall be in addition to all rights, powers and remedies otherwise available, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing any rights hereunder. Company waives any right to require Collateral Agent to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in Collateral Agent's power.

(g) Payments Free of Taxes, Etc. All payments made by Company under the Transaction Documents shall be made by Company free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, Company shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by Collateral Agent, Company shall furnish evidence satisfactory to Collateral Agent that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(h) Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exists.

(i) Construction. Each of this Security Agreement and the other Transaction Documents is the result of negotiations among, and has been reviewed by, Company, Investors, Collateral Agent and their respective counsel. Accordingly, this Security Agreement and the other Transaction Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Company, Investors or Collateral Agent.

(j) Entire Agreement. This Security Agreement taken together with the other Transaction Documents constitute and contain the entire agreement of Company, Investors and Collateral Agent and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof, including without limitation the Prior Security Agreement.

(k) Other Interpretive Provisions. References in this Security Agreement and each of the other Transaction Documents to any document, instrument or agreement (a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Security Agreement or any other Transaction Document refer to this Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Security Agreement or such other Transaction Document, as the case may be. The words "include" and "including" and words of similar import when used in this Security Agreement or any other Transaction Document shall not be construed to be limiting or exclusive.

(l) Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC).

(m) Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

(n) Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement may be brought in any state or federal court of competent jurisdiction in the State of California. By executing this Security Agreement, Company, for itself and in connection with its properties, irrevocably (1) accepts generally and unconditionally the nonexclusive jurisdiction and venue of such courts; (2) waives any defense of forum non conveniens; (3) agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with clause (a) of this Section; (4) agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and (5) agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.

(o) Prior Notes. Company shall use its reasonable best efforts to promptly obtain each Prior Investor's signature to this Security Agreement.

[*The remainder of this page is intentionally left blank*]

IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

PRIVATE ACCESS, INC.
a California corporation

By: ______________________
Robert H. Shelton
Chief Executive Officer

AGREED:

VIRTUALHEALTH TECHNOLOGIES, INC.,
as Collateral Agent and as Collateral Agent under the Prior Security Agreement

By: ______________________
Name: ______________________
Title: ______________________

INVESTORS:

VIRTUALHEALTH TECHNOLOGIES, INC.

By: ______________________
Name: ______________________
Title: ______________________

PFIZER INC.

By: ______________________
Name: ______________________
Title: ______________________

IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

PRIVATE ACCESS, INC.
a California corporation

By:______________________________
Robert H. Shelton
Chief Executive Officer

AGREED:

VIRTUALHEALTH TECHNOLOGIES, INC.,
as Collateral Agent and as Collateral Agent under the Prior Security Agreement

By: [signature]
Name: Scott A. Haire
Title: CEO

INVESTORS:

VIRTUALHEALTH TECHNOLOGIES, INC.

By: [signature]
Name: Scott A. Haire
Title: CEO

PFIZER INC.

By:______________________________
Name: ____________________________
Title:_____________________________

IN WITNESS WHEREOF, Company has caused this Security Agreement to be executed as of the day and year first above written.

PRIVATE ACCESS, INC.
a California corporation

By: ______________________________
Name: Robert H. Shelton
Title: Chief Executive Officer

AGREED:

VIRTUALHEALTH TECHNOLOGIES, INC.,
as Collateral Agent and as Collateral Agent under the Prior Security Agreement

By: ______________________________
Name: ______________________________
Title: ______________________________

INVESTORS:

VIRTUALHEALTH TECHNOLOGIES, INC.

By: ______________________________
Name: ______________________________
Title: ______________________________

PFIZER INC.

By: [signature]
Name: Kristin C. Peck
Title: Senior Vice President

EXHIBIT A

Prior Investors

Barr, Cliff

Boehner, Leonard B.

Bowling, John – Trustee for Bowling Family Trust

Burnett, Keith R.

DiPaolo, Erik R. – Trustee for DiPaolo Family Trust

Francisco, Cris J.

French II, John H.

Ghazarian, Hagop

Ghazarian, Rafi

Henry, Kathryn L.

Lalla D. & Rinaldo Brutoco - Co-Trustees for Darya Lara-Rose Brutoco Trust

Mehta, Viren

Miller, Lance and Keri – Trustees for Lance and Keri Miller Joint Living Trust

Plaskett, Thomas G.

Plass, Howard & Beverly - Trustees for Howard and Beverly Plass Trust

Sean Frank, Trustee for Sean & Kim Frank Family Trust

Seder, Bruce D.

Stevens Jr., Byam K.

Trynin, Nathan K.

VanBibber, Stan

VirtualHealth Technologies, Inc.

Wharton, Michael

Prior Investors

Widgerow, Alan D. & Jolyn – Trustees for ADAR 2 Trust

William C. Long, Trustee for William & Shirley Long Revocable Trust

EXHIBIT B
PERFECTION CERTIFICATE

ATTACHMENT 1
TO
SECURITY AGREEMENT

All right, title, interest, claims and demands of Company in and to all property (tangible and intangible) of the Company, including without limitation, any of the following property:

(i) All Accounts;

(ii) All Chattel Paper;

(iii) All Commercial Tort Claims listed on Exhibit A to Attachment 1;

(iv) All Deposit Accounts and cash;

(v) All Documents;

(vi) All Equipment;

(vii) All General Intangibles;

(viii) All Goods;

(ix) All Instruments;

(x) All Intellectual Property;

(xi) All Inventory;

(xii) All Investment Property;

(xiii) All Letter-of-Credit Rights;

(xiv) All books and records related to the foregoing; and

(xv) To the extent not otherwise included, all Proceeds and products of any and all of the foregoing, and all accessions to, substitutions and replacements for, and rents and profits of each of the foregoing.

The term "**Intellectual Property**" means (i) all intellectual and similar property of every kind and nature, and all rights corresponding thereto, throughout the world now owned or hereafter acquired by Company, including inventions, designs, patents and patent applications, including but not limited to U.S. Patent Numbers 7,028,049 and 6,345,260 and U.S. Patent Application Numbers 11/231,561 and 12/031,987, copyrights (whether registered or unregistered), trademarks (including service marks, trade names, and other indicators of source or origin) (whether registered or unregistered), trade secrets, domain names, confidential or proprietary technical and business information, know-how, methods, processes, drawings, specifications or other data or information and all memoranda, notes and records with respect to any research and development, software and databases and all embodiments or fixations thereof whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, and all continuations thereto and derivatives thereof, and software, including all

source code, object code, databases and associated documentation developed by or for the Company, including, without limitation, any pertaining or relating to the subject matter of any patents, patent applications and any of the foregoing; (ii) all access, use and disclosure rights with respect to personal information and all privacy-related rights; (iii) all extensions and renewals of any registrations and applications for any of the foregoing in (i) and (ii); (iv) the right to sue for past, present and future infringement or other violations of any of the foregoing in (i)-(iii); (v) all goodwill associated with any of the foregoing; and (vi) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims, damages, and proceeds of suit.

All capitalized terms used in this Attachment 1 and not otherwise defined herein, shall have the respective meanings given to such terms in the Uniform Commercial Code of the State of California as in effect from time to time.

EXHIBIT A
TO
ATTACHMENT 1 TO SECURITY AGREEMENT

Commercial Tort Claims

None.